AMENDED AND RESTATED SECURITY AGREEMENT

This AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”), dated as of December 30, 2005, is made by and among InSite Vision Incorporated, a Delaware corporation (the “Company”), S. Kumar Chandrasekaran, Ph.D. (the “Original Holder”) and (i) THE BANK OF NEW YORK, a company organized under the laws of the State of New York, as agent for and representative of the Original Holder and the other holders from time to time of the 2003 Senior Notes (as defined below) (each, together with its successors and assigns, a “2003 Holder” and collectively the “2003 Holders”) and (ii) THE BANK OF NEW YORK, a company organized under the laws of the State of New York, as agent for and representative of the holders from time to time of the 2005 Senior Notes (as defined below) (each, together with its successors and assigns, a “2005 Holder” and collectively the “2005 Holders” and, together with the 2003 Holders, the “Holders”). The Bank of New York, in its capacity as agent for the 2003 Holders and in its capacity as agent for the 2005 Holders, is referred to herein as “Collateral Agent.”

RECITALS

WHEREAS, the Company has issued to each 2003 Holder a promissory note (each such note, as amended, restated, supplemented or modified from time to time, a “2003 Senior Note” and collectively, the “2003 Senior Notes”);

WHEREAS, the 2003 Senior Note is secured by a security interest granted by the Company pursuant to a Security Agreement, dated as of July 15, 2003, by and between the Company and the Original Holder (the “Original Security Agreement”);

WHEREAS, the Company has issued to each 2005 Holder a promissory note due June 30, 2006, as such date may be extended at the Company’s election in accordance with the terms of such promissory notes (each such note, as amended, restated, supplemented or modified from time to time, a “2005 Senior Note,” collectively, the “2005 Senior Notes” and, collectively with the 2003 Senior Notes, the “Senior Notes”);

WHEREAS, it is a condition precedent to the purchase of the 2005 Senior Notes by the 2005 Holders that the Company shall have granted the security interests contemplated by this agreement;

WHEREAS, the Collateral Agent has been appointed as agent for and representative of the 2003 Holders and as agent for and representative of the 2005 Holders pursuant to the terms of a Collateral Agency and Intercreditor Agreement dated as of December 30, 2005 by and among the 2003 Holders, the 2005 Holders and the Collateral Agent (the “Collateral Agency and Intercreditor Agreement”); and

WHEREAS, the Company and the Original Holder desire to amend and restate the Original Agreement as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained and in order to induce the 2005 Holders to purchase the 2005 Senior Notes, the Company, the Original Holder and the Collateral Agent agree for the direct and enforceable benefit of Collateral Agent, on behalf of itself and the 2003 Holders and the 2005 Holders, that the Original Security Agreement is hereby amended and restated to read in its entirety as follows:

SECTION 1. DEFINITIONS; INTERPRETATION.

(a) CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

“2003 SENIOR NOTE” has the meaning set forth in the Recitals to this Agreement.

“2003 SENIOR NOTE SECURED OBLIGATIONS” means the indebtedness, liabilities and other obligations of the Company to each of the 2003 Holders evidenced by the 2003 Senior Notes (together with all extensions or renewals thereof), including all unpaid principal thereunder, all interest accrued thereon (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to the Company, would accrue on such obligations, whether or not a claim is allowed against the Company for such interest in the related bankruptcy proceeding), and all other amounts payable by the Company to each 2003 Holder thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and all obligations of every nature of the Company now or hereafter existing under this Agreement.

“2005 SENIOR NOTE” has the meaning set forth in the Recitals to this Agreement.

“2005 SENIOR NOTE SECURED OBLIGATIONS” means the indebtedness, liabilities and other obligations of the Company to each of the 2005 Holders evidenced by the 2005 Senior Notes (together with all extensions or renewals thereof), including all unpaid principal thereunder, all interest accrued thereon (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to the Company, would accrue on such obligations, whether or not a claim is allowed against the Company for such interest in the related bankruptcy proceeding), and all other amounts payable by the Company to each 2005 Holder thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and all obligations of every nature of the Company now or hereafter existing under this Agreement.

“ACCOUNT CONTROL AGREEMENT” means any account control agreement or other agreement with any securities intermediary or other Person granting control with respect to any Investment Property or Deposit Account.

“ACCOUNTS” means any and all accounts of the Company, whether now existing or hereafter acquired or arising, and in any event includes all accounts receivable, contract rights and rights to payment of monetary obligations owed to the Company arising out of or in connection with the sale or lease of merchandise, goods or commodities or the rendering of services or arising from any other transaction, however evidenced, and whether or not earned by performance, all guaranties, indemnities and security with respect to the foregoing, and all letters of credit relating thereto, in each case whether now existing or hereafter acquired or arising.

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“BOOKS” means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for the Company in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including: (i) ledgers; (ii) records indicating, summarizing, or evidencing the Company’s assets (including Inventory and Rights to Payment), business operations or financial condition; (iii) computer programs and software; (iv) computer discs, tapes, files, manuals, spreadsheets; (v) computer printouts and output of whatever kind; (vi) any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and (vii) any and all other rights now or hereafter arising out of any contract or agreement between the Company and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of the Company’s books or records or with credit reporting, including with regard to the Company’s Accounts.

“CHATTEL PAPER” means all writings of whatever sort which evidence a monetary obligation and a security interest in or lease of specific goods, whether now existing or hereafter arising.

“COLLATERAL” has the meaning set forth in Section 2.

“DEPOSIT ACCOUNT” means any demand, time, savings, passbook or like account now or hereafter maintained by or for the benefit of the Company with a bank, savings and loan association, credit union or like organization, and all funds and amounts therein, whether or not restricted or designated for a particular purpose.

“DOCUMENTS” means any and all documents of title, bills of lading, dock warrants, dock receipts, warehouse receipts and other documents of the Company, whether or not negotiable, and includes all other documents which purport to be issued by a bailee or agent and purport to cover goods in any bailee’s or agent’s possession which are either identified or are fungible portions of an identified mass, including such documents of title made available to the Company for the purpose of ultimate sale or exchange of goods or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with goods in a manner preliminary to their sale or exchange, in each case whether now existing or hereafter acquired or arising.

“EQUIPMENT” means all now existing or hereafter acquired equipment of the Company in all of its forms, wherever located, and in any event includes any and all machinery, furniture, equipment, furnishings and fixtures in which the Company now or hereafter acquires any right, and all other goods and tangible personal property (other than Inventory), including tools, parts and supplies, automobiles, trucks, tractors and other vehicles, computer and other electronic data processing equipment and other office equipment, computer programs and related data processing software, and all additions, substitutions, replacements, parts, accessories, and accessions to and for the foregoing, now owned or hereafter acquired, and including any of the foregoing which are or are to become fixtures on real property.

“EVENT OF DEFAULT” has the meaning set forth in Section 10(a).

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“FINANCING STATEMENTS” has the meaning set forth in Section 3.

“GENERAL INTANGIBLES” means all general intangibles of the Company, now existing or hereafter acquired or arising, and in any event includes: (i) all tax and other refunds, rebates or credits of every kind and nature to which the Company is now or hereafter may become entitled; (ii) all good will, choses in action and causes of action, whether legal or equitable, whether in contract or tort and however arising; (iii) all Intellectual Property Collateral; (iv) all interests in limited and general partnerships and limited liability companies; (v) all rights of stoppage in transit, replevin and reclamation; (vi) all licenses, permits, consents, indulgences and rights of whatever kind issued in favor of or otherwise recognized as belonging to the Company by any governmental authority; and (vii) all indemnity agreements, guaranties, insurance policies and other contractual, equitable and legal rights of whatever kind or nature; in each case whether now existing or hereafter acquired or arising.

“GRANT” means a Grant of Trademark Security Interest, substantially in the form of Exhibit A annexed hereto, and a Grant of Patent Security Interest, substantially in the form of Exhibit B annexed hereto, and a Grant of Copyright Security Interest, substantially in the form of Exhibit C annexed hereto.

“INSTRUMENTS” means any and all negotiable instruments and every other writing which evidences a right to the payment of money, wherever located and whether now existing or hereafter acquired, except: (i) investment property, (ii) letters of credit and (iii) writings that evidence a right to payment arising out of the use of a credit or charge card or information contained on or for use with the card.

“INTELLECTUAL PROPERTY COLLATERAL” means the following properties and assets owned or held by the Company or in which the Company otherwise has any interest, now existing or hereafter acquired or arising:

(i) all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, and all regulatory filings related thereto;

(ii) all copyrights and applications for copyright, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law, and all other rights and works of authorship, all rights, claims and demands in any way relating to any such copyrights or works, including royalties and rights to sue for past, present or future infringement, all rights of renewal and extension of copyright, and all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, and all regulatory filings related thereto;

(iii) all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof, and all regulatory filings related thereto;

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(iv) all trade secrets, trade dress, trade styles, logos, other source of business identifiers, mask-works, mask-work registrations, mask-work applications, software, confidential information, customer lists, license rights, advertising materials, operating manuals, methods, processes, know-how, algorithms, formulae, databases, quality control procedures, product, service and technical specifications, operating, production and quality control manuals, sales literature, drawings, specifications, blue prints, descriptions, inventions, name plates and catalogs, and all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, and all regulatory filings related thereto; and

(v) the entire goodwill of or associated with the businesses now or hereafter conducted by the Company connected with and symbolized by any of the aforementioned properties and assets.

“INVENTORY” means any and all of the Company’s inventory in all of its forms, wherever located, whether now owned or hereafter acquired, and in any event includes all goods (including goods in transit) which are held for sale, lease or other disposition, including those held for display or demonstration or out on lease or consignment or to be furnished under contract of service, or which are raw materials, work in process, finished goods or materials used or consumed in the Company’s business, and the resulting product or mass, and all repossessed, returned, rejected, reclaimed and replevied goods, together with all parts, components, supplies, packing and other materials used or usable in connection with the manufacture, production, packing, shipping, advertising, selling or furnishing of such goods; and all other items hereafter acquired by the Company by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and any Document representing or relating to any of the foregoing at any time.

“INVESTMENT PROPERTY” means any and all investment property of the Company, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and whether now existing or hereafter acquired or arising.

“LETTER OF CREDIT PROCEEDS” means any and all proceeds of written letters of credit.

“LIEN” means any mortgage, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien or other type of preferential arrangement (other than a financing statement filed by a lessor in respect of an operating lease not intended as security).

“PERMITTED LIENS” means: (i) Liens in favor of the Collateral Agent; (ii) existing Liens (including without limitation leases and subleases) existing as of the date hereof and listed on Schedule III hereto, and Liens incurred in connection with the extension, renewal or refinancing of the indebtedness or other obligations secured by such existing Liens; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with generally accepted accounting principles, provided the same does not have priority over any of the Collateral Agent’s Liens; (iv) Liens of materialmen, mechanics, warehousemen, carriers or employees or other similar Liens provided for by mandatory provisions of law and securing obligations either not delinquent or being contested in good faith by appropriate proceedings and which do not in the aggregate materially impair the use or value of the property or risk the loss or forfeiture thereof; (v) Liens consisting of deposits or pledges to secure the performance of bids, trade contracts, leases, public or statutory obligations, or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens upon or in any property or assets and the Proceeds thereof acquired or held by the Company to secure the purchase price of such property or assets, or indebtedness or other obligations incurred solely for the purpose of financing or refinancing the acquisition thereof; and (vii) other Liens approved in writing by the Collateral Agent, acting at the direction of the Holders pursuant to the terms of the Collateral Agency and Intercreditor Agreement.

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“PERSON” means an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or any other entity of whatever nature or any governmental agency or authority.

“PROCEEDS” means whatever is acquired from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral or other assets of the Company, including “proceeds” as defined in the UCC, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of the Company from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

“RIGHTS TO PAYMENT” means all Accounts, and any and all rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under all Chattel Paper, Documents, General Intangibles, Instruments, Investment Property and Proceeds.

“SENIOR NOTE SECURED OBLIGATIONS” means the 2003 Senior Note Secured Obligations together with the 2005 Senior Note Secured Obligations.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

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(b) TERMS DEFINED IN UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

SECTION 2. SECURITY INTEREST.

(a) GRANT OF SECURITY INTEREST. As security for the payment and performance of the Senior Note Secured Obligations, the Company hereby pledges, assigns, transfers, hypothecates and sets over to the Collateral Agent, and hereby grants to the Collateral Agent, as agent for and representative of the 2003 Holders and as agent for and representative of the 2005 Holders, a security interest in all of the Company’s right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the “Collateral”): (i) all Accounts; (ii) all Rights to Payment; (iii) all Chattel Paper; (iv) all Deposit Accounts; (v) all Documents; (vi) all Equipment; (vii) all General Intangibles; (viii) all Instruments; (ix) all Inventory; (x) all Investment Property; (xi) all Books; (xii) all Letter of Credit Proceeds; and (xiii) all products and Proceeds of any and all of the foregoing.

(b) Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and the Company shall not be deemed to have granted a security interest in, (i) any of the Company’s rights or interests in any license, contract or agreement to which the Company is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which the Company is a party (other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other applicable law (including the Bankruptcy Code, 11 U.S.C. Sec. 362(a) (the “Bankruptcy Code”)) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and the Company shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect, or (ii) any real property leasehold or fee, unless the Company has executed a mortgage or deed of trust covering such real property leasehold or fee. The Company hereby represents and warrants to the Collateral Agent and the Holders that each license, contract or agreement to which the Company is a party relating to Azasite is included in the Collateral and is not excluded as a result of this Section 2(b).

(c) COMPANY REMAINS LIABLE. Anything herein to the contrary notwithstanding, (i) the Company shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of the rights hereunder shall not release the Company from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral and (iii) the Collateral Agent shall not have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

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(d) CONTINUING SECURITY INTEREST. The Company agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 21.

(f) INTERCREDITOR PROVISIONS. The security interests and liens granted to the Collateral Agent under Section 2(a) of this Agreement with respect to the 2003 Senior Note Secured Obligations and the 2005 Senior Note Secured Obligations shall have equal priority and are otherwise subject to the terms of the Collateral Agency and Intercreditor Agreement.

SECTION 3. PERFECTION PROCEDURES.

(a) FINANCING STATEMENTS, ETC.

(i) The Company hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Company. The Company agrees that a photographic or other reproduction of this Agreement or of a financing statement signed by the Company shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions. Without limiting the foregoing, upon the request of the Collateral Agent, the Company shall execute and deliver to the Collateral Agent concurrently with the execution of this Agreement, and at any time and from time to time thereafter, all financing statements, continuation financing statements, termination statements, security agreements, chattel mortgages, assignments, patent, copyright and trademark collateral assignments, fixture filings, warehouse receipts, documents of title, affidavits, reports, notices, schedules of account, letters of authority and all other documents and instruments, in a form reasonably satisfactory to the Collateral Agent (the “Financing Statements”), and take all other action, as the Collateral Agent may request, to perfect and continue perfected, maintain the priority of or provide notice of, the Collateral Agent’s security interest in the Collateral and to accomplish the purposes of this Agreement.

(ii) Within 30 days of the date hereof, the Company shall record Grants with the applicable intellectual property filing offices evidencing the Collateral Agent’s security interest in the Intellectual Property Collateral.

(b) CERTAIN AGENTS. Any third person at any time and from time to time holding all or any portion of the Collateral shall be deemed to, and shall, hold the Collateral as the agent of, and as pledge holder for, the Collateral Agent. At any time and from time to time, the Collateral Agent may give notice to any third person holding all or any portion of the Collateral that such third person is holding the Collateral as the agent of, and as pledge holder for, the Collateral Agent.

SECTION 4. REPRESENTATIONS AND WARRANTIES. In addition to the representations and warranties of the Company to the Holders set forth in the Senior Notes issued to the Holders, the Company represents and warrants that:

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(a) JURISDICTION OF ORGANIZATION. The Company’s name as it appears in official filings in the state of its organization, type of organization (i.e. corporation, limited partnership, etc.), jurisdiction of organization and organization number provided by the applicable government authority of the jurisdiction of organization are set forth on Schedule I annexed hereto.

(b) NAMES. The Company (or predecessor by merger or otherwise of the Company) has not, within the five year period preceding the date hereof had a different name from the name of the Company listed on the signature page hereof, except as set forth in Schedule II annexed hereto.

(c)  SECURITY INTERESTS.

(i)  This Agreement creates a security interest against the Collateral in which the Company now has rights and will create a security interest which is enforceable against the Collateral in which the Company hereafter acquires rights at the time the Company acquires any such rights; and

(ii)  The Collateral Agent has a security interest in the Collateral in which the Company now has rights, and will have a security interest in the Collateral in which the Company hereafter acquires rights at the time the Company acquires any such rights, in each case securing the payment and performance of the Senior Note Secured Obligations except for and subject to Permitted Liens.

(iii) The Company owns its interest in the Collateral, free and clear of any Liens other than Permitted Liens.

SECTION 5. COVENANTS. For so long as any of the Senior Note Secured Obligations remain unsatisfied, the Company agrees that:

(a) DEFENSE OF COLLATERAL. The Company will appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or the Collateral Agent’s right or interest in, the Collateral.

(b) PRESERVATION OF COLLATERAL. The Company will do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral in all material respects.

(c) EXPENSES. The Company will pay all expenses of protecting, storing, warehousing, insuring, handling and shipping the Collateral.

(d) NAME; JURISDICTION. Without the written consent of the Collateral Agent, the Company will not change (i) its name from the name of the Company listed on the signature page hereof and the Company’s name as it appears in official filings in the state of its organization, unless, in each case, it provides the Collateral Agent with thirty (30) days’ advance written notice thereof, (ii) its type of organization (i.e. corporation, limited partnership, etc.), or (iii) its jurisdiction of organization.

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(e) MAINTENANCE OF INTELLECTUAL PROPERTY. The Company shall diligently prosecute and maintain all material Intellectual Property Collateral, at its sole cost and expense, including, but not limited to, the filing of patent and trademark applications with respect to any material Intellectual Property Collateral that the Company determines in its commercially reasonable judgment should be made, and the defense of any infringement of, and/or challenge to, any material portion of the Intellectual Property Collateral.

(f) NOTICE OF CHANGE. The Company shall provide the Collateral Agent with written notice should there be any claims of infringement with respect to any material portion of the Intellectual Property Collateral.

(g) ADDITIONAL LIENS. The Company shall not grant any Liens on its Collateral other than those granted under this Agreement and Permitted Liens.

SECTION 6. RIGHTS TO PAYMENT.

(a) COLLECTION OF RIGHTS TO PAYMENT. At the written request of the Collateral Agent, upon and after the occurrence and during the continuance of any Event of Default, all remittances received by the Company shall be, in accordance with the Collateral Agent’s instructions, remitted to the Collateral Agent or its designee or deposited to an account with the Collateral Agent or its designee in the form received (with any necessary endorsements or instruments of assignment or transfer).

(b) INVESTMENT PROPERTY AND INSTRUMENTS. At the written request of the Collateral Agent, upon and after the occurrence and during the continuance of any Event of Default, the Collateral Agent or its designee shall be entitled to receive all distributions and payments of any nature with respect to any Investment Property or Instruments, and all such distributions or payments received by the Company shall be held in trust for the Collateral Agent or its designee to the extent permitted by applicable law and, in accordance with the Collateral Agent’s instructions, remitted to the Collateral Agent or its designee or deposited to an account with the Collateral Agent or its designee in the form received (with any necessary endorsements or instruments of assignment or transfer). Following the occurrence and during the continuance of an Event of Default, at the written request of the Collateral Agent, any such distributions and payments with respect to any Investment Property held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder. Additionally, the Collateral Agent, as agent for and representative of the Holders, shall have the right, upon the occurrence and during the continuance of an Event of Default, following prior written notice to the Company, to vote and to give consents, ratifications and waivers with respect to any Investment Property and Instruments, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto to the extent permitted by applicable law as if the Collateral Agent were the absolute owner thereof; PROVIDED, that the Collateral Agent shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to the Company or any other Person for any failure to do so or delay in doing so to the extent permitted by applicable law.

SECTION 7. AUTHORIZATION; COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. The Collateral Agent shall have the right to, in the name of the Company, without notice to or assent by the Company, and the Company hereby constitutes and appoints the Collateral Agent (and any of the Collateral Agent’s agents) as the Company’s true and lawful attorney-in-fact, with full power and authority to:

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(i) sign any of the Financing Statements which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of, the Collateral Agent’s security interest in the Collateral;

(ii) upon the occurrence and during the continuance of an Event of Default:

(A) take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;

(B) sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors (with respect to the Collateral);

(C) send requests for verification of Rights to Payment to the customers or other obligors of the Company (with respect to the Collateral);

(D) contact, or direct the Company to contact, all account debtors and other obligors on the Rights to Payment and instruct such account debtors and other obligors to make all payments directly to the Collateral Agent or its designee;

(E) assert, adjust, sue for, compromise or release any claims under any policies of insurance;

(F) exercise dominion and control over, and refuse to permit further withdrawals from, Deposit Accounts maintained with any financial institution or other Person;

(G) notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment to remit all amounts representing collections on the Rights to Payment directly to the Collateral Agent or its designee;

(H) ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment, enforce payment or any other rights in respect of the Rights to Payment and all other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing the Rights to Payment and all other Collateral, and otherwise file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Collateral Agent may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Collateral Agent with respect to the Collateral;

(I) execute any and all applications, documents, papers and instruments necessary for the Collateral Agent to use the Intellectual Property Collateral and grant or issue any exclusive or non-exclusive license or sublicense with respect to any Intellectual Property Collateral;

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(J) execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral;

(K) execute and deliver to any securities intermediary or other Person any entitlement order, Account Control Agreement or other notice, document or instrument which the Collateral Agent may deem necessary or advisable to maintain, protect, realize upon and preserve the Investment Property and the Collateral Agent’s security interest therein;

(L) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of the Company, which the Collateral Agent may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Collateral Agent’s security interest therein and to accomplish the purposes of this Agreement; and

(M) execute any and all action necessary to prosecute, maintain or defend the Intellectual Property Collateral, except to the extent that the claims asserted against the Intellectual Property Collateral in question, if successful, are not likely to have a material adverse affect on the assets, liabilities, business or operations of the Company.

The foregoing power of attorney is coupled with an interest and irrevocable so long as the Senior Note Secured Obligations have not been paid and performed in full. The Company hereby ratifies, to the extent permitted by law, all that the Collateral Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

SECTION 8. COLLATERAL AGENT PERFORMANCE OF COMPANY OBLIGATIONS. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may perform or pay any obligation which the Company has agreed to perform or pay under or in connection with this Agreement, and the Company shall reimburse the Collateral Agent on demand for any reasonable amounts paid by the Collateral Agent pursuant to this Section 8 to the extent permitted by applicable law.

SECTION 9. COLLATERAL AGENT’S DUTIES. Notwithstanding any provision contained in this Agreement, the Collateral Agent shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to the Company or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of Collateral in the Collateral Agent’s possession and the accounting for moneys actually received by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral to the extent permitted by applicable law. Notwithstanding any provision contained herein, the Collateral Agent’s liability for the performance of any duties hereunder shall be limited by the Collateral Agency and Intercreditor Agreement, including but not limited to Sections 4.01 through 4.06 and 4.09 of such agreement.

SECTION 10. REMEDIES.

(a) REMEDIES. Upon the occurrence and during the continuance of any Event of Acceleration (as defined in the 2003 Senior Notes or the 2005 Senior Notes) or any failure to pay any Senior Note at maturity (any such event, an “Event of Default”), the Collateral Agent shall have, in addition to all other rights and remedies granted to it in this Agreement, all rights and remedies of a secured party under the UCC and other applicable laws and, without limiting the generality of the foregoing, the Company agrees that to the extent permitted by applicable law:

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(i) The Collateral Agent may peaceably and without notice enter any premises of the Company, take possession of any of the Collateral, remove or dispose of all or part of the Collateral on any premises of the Company or elsewhere, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Collateral Agent may determine.

(ii) The Collateral Agent may require the Company to assemble all or any part of the Collateral and make it available to the Collateral Agent at any place and time designated by the Collateral Agent.

(iii) To the extent permitted by an applicable license, the Collateral Agent may use or transfer any of the Company’s rights and interests in any Intellectual Property Collateral, by license, by sublicense or otherwise, on such conditions and in such manner as the Collateral Agent may determine.

(iv) The Collateral Agent may secure the appointment of a receiver of the Collateral or any part there of (to the extent and in the manner provided by applicable law).

(v) The Collateral Agent may withdraw (or cause to be withdrawn) any and all funds from any Deposit Accounts or securities accounts.

(vi) The Collateral Agent may sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of the Company’s assets, without charge or liability to the Collateral Agent therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as the Collateral Agent deems advisable; provided, however, that the Company shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Collateral Agent. The Collateral Agent shall have the right, as agent for and representative of the Holders, upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Company hereby releases, to the extent permitted by law. The Company hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of the Company set forth in Section 12 hereof, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur. The Company recognizes that the Collateral Agent may be unable to make a public sale of any or all of the Investment Property, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale.

(b) LICENSE. Effective upon the occurrence and during the continuance of an Event of Default, for the purpose of enabling the Collateral Agent to exercise its rights and remedies under this Section 10 or otherwise in connection with this Agreement, the Company hereby grants to the Collateral Agent an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to the Company) to use, license or sublicense any Intellectual Property Collateral, except to the extent a grant of such license would violate the terms of an existing agreement to which the Company is a party.

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(c) APPLICATION OF PROCEEDS. The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied (pro rata, as applicable) (i) first, to any fees, costs, expenses and other amounts due to the Collateral Agent; (ii) second, to any fees, costs, expenses and other amounts (other than principal and interest under the 2003 Senior Notes) due to the 2003 Holders under the 2003 Senior Notes and to any fees, costs, expense and other amounts (other than principal and interest under the 2005 Senior Notes) due to the 2005 Holders under the 2005 Senior Notes, on a pro rata basis; (iii) third, to accrued and unpaid interest due to the 2003 Holders under the 2003 Senior Notes and to accrued and unpaid interest due to the 2005 Holders under the 2005 Senior Notes, on a pro rata basis; and (iv) fourth, to principal due to the 2003 Holders under the 2003 Senior Notes and to principal due to the 2005 Holders under the 2005 Senior Notes, on a pro rata basis. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to the Company or otherwise disposed of as required by the UCC or other applicable law. The Company shall remain liable to each of the Holders for any deficiency which exists after any sale or other disposition or collection of Collateral to the extent permitted by applicable law. The Company shall maintain an updated registry which shall contain the names of each Holder and the Collateral Agent and the amounts due to each Holder and the Collateral Agent under this Section 10(c). The Company shall furnish the Collateral Agent with such registry, as the Collateral Agent shall from time to time request.

SECTION 11. CERTAIN WAIVERS. The Company waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Senior Note Secured Obligations; (ii) any right to require the Collateral Agent or the Holders (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Secured Obligations, (C) to pursue any remedy in the Collateral Agent’s or Holders’ power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against the Collateral Agent or the Holders arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

SECTION 12. NOTICES. Except as otherwise provided herein, any notice or demand which, by the provisions hereof, is required or which may be given to or served upon the parties hereto shall be in writing and, if by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when delivery is confirmed electronically, if by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mail, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses (or such other address(es)) as a party may designate for itself by like notice:

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If to Collateral Agent:	To the address set forth for the Collateral Agent on the signatures pages attached hereto

With a copy to:	McGuire, Craddock & Strother, P.C.
500 North Akard, Suite 3550
Dallas, Texas 75201
Facsimile: (214) 954-6868
Attention: Jonathan Thalheimer, Esq.

If to the Original Holder:	S. Kumar Chandrasekaran, Ph.D.
14 Magee Court
Moraga, California 94556

If to the Company:	InSite Vision Incorporated
965 Atlantic Avenue
Alameda, California 94501
Facsimile: (510) 747-1382
Attention: Sandi Heine (or if Sandi Heine is no longer an authorized officer of the Company, any other authorized officer)

With a copy to:	O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, California 94025
Facsimile: (650) 473-2601
Attention: Timothy R. Curry, Esq.

SECTION 13. NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Collateral Agent.

SECTION 14.  (a) COSTS AND EXPENSES. The Company agrees to pay on demand all reasonable costs and expenses to the Collateral Agent, and the reasonable fees and disbursements of the Collateral Agent’s counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement, including the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral.

(b) INDEMNIFICATION. The Company hereby agrees to indemnify the Collateral Agent, its agents, counsel and other advisors (each an “Indemnified Person”) against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person, which may be imposed on, incurred by, or asserted against any Indemnified Person, in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted to be taken by it hereunder (the “Indemnified Liabilities”); PROVIDED, that the Company shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, the Company agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

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(c) OTHER CHARGES. The Company agrees to indemnify the Collateral Agent against and hold it harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by any jurisdiction by reason of the execution, delivery, performance and enforcement of this Agreement.

SECTION 15. GENDER AND NUMBER. In this Agreement the masculine shall include the feminine and the singular shall include the plural and vice versa.

SECTION 16. GOVERNING LAW AND RELATED MATTERS. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT RESORT TO THAT STATE’S CONFLICT-OF-LAW RULES, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN NEW YORK.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. The Company hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the Company at its address set forth in Section 12 hereof, such service being hereby acknowledged by the Company to be sufficient for personal jurisdiction in any action against the Company in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Collateral Agent to bring proceedings against the Company in the courts of any other jurisdiction.

THE COMPANY AND THE COLLATERAL AGENT HEREBY IRREVOCABLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Company and the Collateral Agent (i) acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this relationship, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS AGREEMENT. In the event of litigation, this provision may be filed as a written consent to a trial by the court.

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SECTION 17. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the Company and the Collateral Agent.

SECTION 18. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 19. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 20. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of all of the Senior Note Secured Obligations, (ii) be binding on the Company and its successors and assigns, and (iii) inure together with the rights of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors, transferees and assigns, as agent for and representative of the Holders. Without limiting the generality of the foregoing clause (iii), any Holder may assign or otherwise transfer any Senior Notes held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Holder.

SECTION 21. TERMINATION. Upon payment in full of all Senior Note Secured Obligations (i) this Agreement and any and all security interests, liens and/or other encumbrances granted by the Company to the Collateral Agent, as agent for and representative of the 2003 Holders and the 2005 Holders, shall, without any further action by the Company or the Collateral Agent, automatically terminate and be released and be of no further force and effect, (ii) the Collateral Agent shall promptly execute and deliver to the Company such agreements, releases, satisfactions, documents and instruments reasonably requested by the Company as shall be necessary to evidence termination of all security interests given by the Company to the Collateral Agent hereunder, and (iii) the Collateral Agent hereby authorizes the Company to file, record and/or deliver all reasonably requested agreements, releases, satisfactions, instruments, or documents evidencing the terminations and releases provided for herein and to file termination statements under the UCC with respect to the Collateral. Upon the receipt from the Company of written notice of a binding agreement with respect to a bona fide sale, collaboration, partnering transaction or similar transaction between the Company and a third party involving the sale or licensing of one or more Company assets which (x) will result in all Senior Note Secured Obligations being paid in full and (y) is anticipated to close within the ten (10) day period subsequent to the date of delivery of such written notice, all documents and instruments to be delivered pursuant to clause (ii) above shall be delivered by the Collateral Agent to counsel to the Company within five (5) business days of such written notice from the Company so as to enable such counsel to the Company to hold, in escrow, such documents and instruments in its possession pending the closing of such transaction and payment in full of all Senior Note Secured Obligations.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

“COMPANY”	“COLLATERAL AGENT”

INSITE VISION INCORPORATED, a Delaware corporation	THE BANK OF NEW YORK

By: _________________________	By: _________________________
Name:	Name:
Title:	Title:

Notice Address: 600 E. Las Colinas Blvd. Suite #1300 Irving, Texas 75039
Attn: Stephen Jerard

“ORIGINAL HOLDER”

S. KUMAR CHANDRASEKARAN, PH.D.

____________________________

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